Exhibit 99.2

1 Integrated Pharma Company Well Positioned to Drive Regional Consolidation March 2021 Procaps and Union Acquisition Corp. Present: A Business Combination Between Procaps Group and Union Acquisition Corp. II

2 Disclaimer Use of Projections This presentation was prepared for informational purposes only by Union Acquisition Corp . II (“Union,” “UAC II,” or “LATN”) and Crynssen Pharma Group Limited, a Maltese private limited liability company (“Procaps” or “Procaps Group”) and contains financial forecasts with respect to certain financial metrics of Procaps . Neither Union’s independent auditors, nor the independent registered public accounting firm of Procaps, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation . The financial forecasts and projections in this presentation were prepared by the management of Procaps, and these financial forecasts and projections should not be relied upon as being necessarily indicative of future results . Neither Union nor Procaps undertakes any commitment to update or revise the projections, whether as a result of new information, future events, or otherwise . In this presentation, certain of the above - mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Accordingly, there can be no assurance that the prospective forecasts are indicative of the future performance of Union, Procaps or the combined company after completion of any proposed business combination or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Forward - Looking Statements This presentation contains “forward - looking statements . ” Forward looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters . Such forward - looking statements include projected financial information, including Adjusted EBITDA margin and free cash flow ; the expected gross cash proceeds from the transaction ; expected future capitalization ; the expected listing of the Ordinary Shares and the closing of the transaction ; expectations relating to Procaps Group’s ability to invest in growth and new product categories and capitalize on favorable regional dynamics through organic and inorganic growth ; estimated product launches in next three years ; belief that Procaps Group will be sufficiently capitalized to provide innovative solutions and drive growth initiatives ; and expected synergies through innovation, economies of scale and lower cost of capital . Such forward - looking statements with respect to revenues, earnings, performance, strategies, synergies, prospects, and other aspects of the businesses of LATN, Procaps Group, or the Combined Company after completion of any proposed business combination are based on current expectations that are subject to risks and uncertainties . A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward - looking statements . These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward - looking statements . Although we believe that we have a reasonable basis for each forward - looking statement contained in this presentation, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain . Forward - looking statements in this presentation include, but are not limited to : (1) the inability to complete the transactions contemplated by the proposed business combination ; (2) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably ; (3) the inability to successfully retain or recruits officers, key employees, or directors following the proposed business combination ; (4) effects on Union’s public securities’ liquidity and trading ; (5) the market’s reaction to the proposed business combination ; (6) the lack of a market for LATN’s securities ; (7) LATN’s and Procaps Group’s financial performance following the proposed business combination ; (8) costs related to the proposed business combination ; (9) changes in applicable laws or regulations ; (10) the possibility that LATN or Procaps Group may be adversely affected by other economic, business, and/or competitive factors ; and (11) other risks and uncertainties indicated from time to time in documents filed or to be filed with the SEC by LATN . We cannot assure you that the forward - looking statements in this presentation will prove to be accurate . These forward - looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to complete the business combination due to the failure to obtain approval from LATN shareholders or satisfy other closing conditions in the Business Combination Agreement, the occurrence of any event that could give rise to the termination of the Business Combination Agreement, the ability to recognize the anticipated benefits of the business combination, the outcome of any legal proceedings that may be instituted against LATN or Procaps Group following announcement of the proposed business combination and related transactions, the impact of COVID - 19 on Procaps Group’s business and/or the ability of the parties to complete the business combination, the ability to obtain or maintain the listing LATN’s ordinary shares on Nasdaq following the proposed business combination, costs related to the proposed business combination, changes in applicable laws or regulations, the possibility that LATN or Procaps Group may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those to be included under the header “Risk Factors” in the Form F - 4 to be filed with the SEC and those included under the header “Risk Factors” in the final prospectus of LATN related to its initial public offering, as well as LATN’s other filings with the SEC . Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward - looking statements . We undertake no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws . Accordingly, you should not put undue reliance on these statements . IFRS Audit and Financial Information The financial statement information and data contained in this presentation for the fiscal years 2019 and 2020 have been derived from the financial statements of Procaps audited in accordance with the International Standards on Auditing (ISA) generally accepted in Colombia and prepared for a special purpose under modified International Financial Reporting Standards (“Modified IFRS”), and are subject to revision as such financial statement are currently subject to a re - audit by Procap’s independent registered public accounting firm under the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and in accordance with the rules of the Public Company Accounting Oversight Board (“PCAOB”), and may be updated or modified in the final audited financial statements in the proxy statement with respect to the meeting of Union’s stockholders relating to Union’s business combination with Procaps and the related registration statement on Form F - 4 . While Union and Procaps do not anticipate that there will be material differences in the fiscal year 2019 and 2020 historical financial data presented for Procaps from the re - audited historical financial data prepared in accordance with IFRS as issued by the IASB and PCAOB standards, no assurance can be given that there will not be any differences, material or otherwise . Accordingly, such information and data may not be included in or may be presented differently in any proxy statement/prospectus or registration statement to be filed by Union or Procaps with the SEC . The financial statement information and data contained in this presentation for the fiscal year 2018 has been derived from the financial statements of Procaps prepared and audited in accordance with Modified IFRS . The 2018 financial statements will not be re - issued under IFRS as issued by the IASB or re - audited in accordance with the rules of the PCAOB and will not be included in any proxy statement/prospectus or registration statement to be filed by Union or Procaps with the SEC . As a result, the 2018 financial information and data contained in this presentation may not be comparable to the 2019 and 2020 financial information that is included in any proxy statement/prospectus or registration statement to be filed by Union or Procaps with the SEC . Use of Non - IFRS Financial Measures This presentation includes non - IFRS financial measures, including EBITDA and Adjusted EBITDA . Management believes that these non - IFRS measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Procaps’ financial condition and results of operations . Union believes that the use of these non - IFRS financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends . Management does not consider these non - IFRS measures in isolation or as an alternative to financial measures determined in accordance with IFRS . Other companies may calculate non - IFRS measures differently, and therefore the non - IFRS measures of Procaps included in this presentation may not be directly comparable to similarly titled measures of other companies . U . S . Dollar Amounts Certain amounts related to the transaction described herein have been expressed in U . S . dollars for convenience and, when expressed in U . S . dollars in the future, such amounts may be different from those set forth herein . Industry and Market Data ; Trademarks and Trade Names In this presentation, Union and Procaps rely on and refer to information and statistics regarding the sectors in which Procaps competes and other industry data . Union and Procaps obtained this information and statistics from third - party sources, including reports by market research firms . Neither Union nor Procaps have independently verified the accuracy or completeness of the data contained in these third - party sources and other publicly available information . Accordingly, none of Union, Procaps nor their respective affiliates and advisors makes any representations as to the accuracy or completeness of these data . Union and Procaps have supplemented this information where necessary with information from Procaps’ own internal estimates, taking into account publicly available information about other industry participants and Procaps’ management’s best view as to information that is not publicly available . Union and Procaps also own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Union or Procaps, or an endorsement or sponsorship by or of Union or Procaps . All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and Union or Procaps use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property . Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Union or Procaps will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names . No Offer or Solicitation This presentation is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable regulations in the Cayman Islands . Confidentiality All recipients agree that they will keep confidential all information contained herein and not already in the public domain and will use this presentation solely for evaluation purposes . Recipient will maintain all such information in strict confidence, including in strict accordance with any underlying contractual obligations and all applicable laws, including United States federal and state securities laws . This presentation is not intended to form the basis of any investment decision by the recipient and does not constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice . Important Information About the Merger and Where to Find It In connection with the proposed transaction, the Company, a subsidiary of Procaps Group that will be become the holding company of LATN and Procaps Group as of the closing of the proposed transaction, is expected to file a registration statement on Form F - 4 (the “Form F - 4 ”) with the U . S . Securities and Exchange Commission (the “SEC”) that will include a proxy statement of LATN that will also constitute a prospectus of the Company . LATN, Procaps Group and the Company urge investors, stockholders and other interested persons to read, when available, the Form F - 4 , including the preliminary proxy statement/prospectus and amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the proposed transaction, as these materials will contain important information about Procaps Group, the Company, LATN and the proposed transaction . After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of LATN as of a record date to be established for voting on the proposed business combination . Once available, shareholders will also be able to obtain a copy of the Form F - 4 , including the proxy statement/prospectus, and other documents filed with the SEC without charge, by directing a request to : BTG Pactual US Capital, LLC, Attention : Prospectus Department, Email : OL - BTGPactual - ProspectusDepartment@btgpactual . com . The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www . sec . gov) . Participants in the Solicitation LATN and Procaps Group and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination described in this presentation under the rules of the SEC . Information about the directors and executive officers of LATN is set forth in LATN’s final prospectus filed with the SEC pursuant to Rule 424 (b) of the Securities Act of 1933 , as amended (the “Securities Act”) on October 17 , 2019 , and is available free of charge at the SEC’s website at www . sec . gov or by directing a request to : Union Acquisition Corp . II, 1425 Brickell Ave . , # 57 B, Miami, FL 33131 . Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the LATN shareholders in connection with the proposed business combination will be set forth in the registration statement containing the proxy statement/prospectus for the proposed business combination when it is filed with the SEC . These documents can be obtained free of charge from the sources indicated above

3 Procaps & Union Acquisition Group Team Members Presenting Today Ruben Minski Procaps | Founder + Chairman of the Board + Chief Executive Officer Founder, President and Director (43 years) Chemical Engineering Owners / President Management Program Co - Founder CEO ( US$ 370mm IPO in 2011 and sold to Abbott Lab. for US$ 2.9bn in 2014) Business Administration Owners / President Management Program Alejandro Weinstein Procaps | Board Member + Chairman of M&A Committee + Shareholder MBA Industrial Engineering Corporate Finance Director Associate, Investment Banking Chief Financial Officer Investment Committee Member for Media for Equity Fund Tinello Capital Director, Investment Banking Associate, Investment Banking Sergio Mantilla Procaps | Chief Financial Officer B.A. in Economics MBA Partner Managing Principal Senior Associate, Private Equity Centerview Capital Principal, Private Equity Stone Tower Capital Vice President, Private Equity Vice President of Finance & Business Planning Daniel Fink Union Acquisition Group | Chief Operating Officer Board member for several healthcare companies in US and Europe Co - Founder Olive Tree ventures and Vanterra accelerator fund Vanterra Accelerator Fund

4 Procaps’ Transaction Process Transaction Summary / Process Overview ▪ Procaps is a leading pharmaceutical and healthcare company based in Latin America with global reach and well positioned to drive regional consolidation ▪ Union Acquisition Corp. II (“UAC II” – NASDAQ: LATN) is a US$200 mm listed - SPAC and brings deep experience in Consumer and Packaged Goods operating and investing throughout the Americas ▪ Procaps and UAC II signed a non - binding Letter of Intent (“LOI”) to pursue a business combination ▪ The transaction values Procaps at US$1.1 bn on a post - merger basis, representing an attractive 10.75x multiple on expected 2021 EBITDA of US$105 mm ▪ Use of proceeds are three - fold: i ) to fund organic growth, ii) consummate accretive acquisitions, and iii) there’ll be a secondary component in the form of a redemption of certain shares held by the IFC ▪ A group of leading investors has committed to participate in a common stock PIPE of US$100 mm at $10.00 per share that will close simultaneously with the business combination – In a recently challenging SPAC PIPE market, we were able to complete this process one - week ahead of schedule and over - subscribed, which we believe validates the Company and its unique growth prospects

5 Procaps’ Transaction Process Use of Proceeds $165 mm Inorganic Growth ▪ Roll - up strategy of mid - sized companies in the region ▪ Pharma targets in Mexico, CenAm and the Andean Region ▪ CDMO targets in Mexico and Brazil ▪ Key Development Areas – Telehealth and digital health – Ophthalmic products and other select therapeutic areas – Novel and orphan drug portfolios 1 $215 mm 1 Cash to Balance Sheet $50 mm Organic Growth ▪ Capex – Capacity expansion for new lyophilization production lines – Implement plant improvements – Variety of smaller projects to improve automatization processes ▪ Working capital investment improving liquidity position to obtain better trade terms ▪ Investments to strengthen e - Health platform ▪ R&D investments for new product developments / delivery technologies – Over 600 new product launches in the next 3 years 2 Source: Procaps Note: (1) $300 mm in sources, no warrants redemption, $60 mm secondary sale

Procaps' Transaction Process

Shareholder Structure

Pre-Transaction

- Minski Family: 69%
- Alejandro Weinstein Controlled Entities: 17%
- IFC: 14%

PROCAPS GROUP

Post Transaction[1,2]

- Minski Family: 52%
- Alejandro Weinstein Controlled Entities: 13%
- IFC: 5%
- UAC II Sponsor: 3%
- Free-float:
  - UAC II Shareholders: 17%
  - PIPE Investors: 9%

PROCAPS GROUP

Source: Procaps

Note: (1) $300 mm in sources, no warrants redemption, $60 mm secondary sale; (2) The post-transaction ownership figures set forth herein do not take into account certain shares owned by UAC II shareholders and Procaps shareholders that will be placed into escrow and subject to release upon satisfaction of certain conditions. As part of the transaction, 10,464,612 shares will be issued to the shareholders of Procaps and placed into an escrow account at closing of the transaction. 50% of these shares will be released if the last sale price of the shares equals or exceeds $12.50 per share for any 20 trading days within any 30-day trading period and the remaining 50% will be released if the last sale price of the shares equals or exceeds $13.00 per share for any 20 trading days within any 30-day trading period. In addition, UAC II shareholders have agreed to place 2,875,000 of their private warrants and 1,250,000 of their shares into an escrow account at closing of the transaction. 50% of the escrowed shares will be released if the last sale price of the shares equals or exceeds $12.50 per share for any 20 trading days within any 30-day trading period and the remaining 50% will be released if the last sale price of the shares equals or exceeds $13.00 per share for any 20 trading days within any 30-day trading period. Any shares released from these escrow arrangements will remain subject to any applicable lock-up. Both the Procaps and UAC II shareholders that own these escrowed shares will retain their economic interests in, and be able to vote, such escrowed shares while they remain in escrow.

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7 Table of Contents I. Procaps at a Glance II. What Makes Us a Unique Investment Case? III. Growth Strategy IV. Financials V. Transaction Overview VI. Appendix

Procaps at a Glance

Integrated Pharma Company Well Positioned to Drive Regional Consolidation

Founded in 1977 by the Minski Family, Procaps is a **leading integrated international healthcare** and **pharmaceutical company**

Gross Revenue		Adj. EBITDA[1]	
$388mm →	$436mm	$90mm →	$105mm
2020	2021E	2020	2021E

34 patents and **5,335 trademarks**

Largest pharmaceutical integral CDMO (iCDMO) in Latin America and **top 3 globally** in terms of volume of softgel production capacity[2]

Extensive Scientific Expertise with more than **500 formulations,** developing more than **50 products** per year

6 manufacturing facilities in Latin America including first FDA-approved pharmaceutical plant in South America

We employ over **5,000 people across 13 countries**

Our products are sold & distributed in ~**50 markets**

Vertically and horizontally integrated to provide drug **delivery technology and manufacturing capabilities**

Source: Procaps, QYR Research

Note: (1) Adjusted by Severance & Other Non-Recurring Items, One-Time Trade Days Stabilization Impact, Synergies & Cost Savings and COVID Expenses; (2) QYR Research market report as of 2020

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9 Procaps at a Glance Successful History of Growth and Diversification Over 43 - years 0 0 0 FDA approval to manufacture pharmaceuticals marketed in USA Expansion of 5 key plants MHRA certification and FDA re - certification Development of Differentiated Platform Vertical Integration + Inorganic Growth Industry Consolidation and Building Scale Through Inorganic Growth Acquisitions of Lab Lopez and Biokemical expand CenAm presence and scales consumer health Acquisition of Rymco for single - use injectables 2010 2012 2014 2016 2018 2020 IFC and Alejandro Weinstein become investors Developing 200+ new products to drive future expansion 1977 Acquisition of Eye - zul strengths OTC eye - care portfolio Regional Consolidation Source: Procaps

Procaps at a Glance

Integrated Pharma Company Well Positioned to Drive Regional Consolidation

	Business Units / Product Lines	Description	Key Products	Nextgel	Procaps Colombia	CenAm North[1]	CenAm South & And. Region[2]	Diabetrics
B2B – CDMO Services	Softigel	▪ **Integral CDMO services** (iCDMO) specializing in Soft Gelatin Capsules (SGC)	Analgesics	✓	-	-	-	-
B2C – Rx Drugs	Farma Procaps	▪ Formulates, manufactures and markets **branded prescription drugs**	Female Care	-	✓	✓	✓	-
B2C – Rx Drugs	Clinical Specialties	▪ Develops, manufactures and markets **high-complexity drugs for hospital use**	Antibiotics	-	✓	✓	✓	-
B2C – OTC Products	VitalCare	▪ Develops, manufactures and markets **OTC consumer healthcare products**	Vitamins	-	✓	✓	✓	-
B2C – Diabetes Solutions	Diabetrics	▪ Provides **diabetes solutions**	BGMs	-	-	-	-	✓
		Geographical Focus		B2B CDMO customers globally	Exports to LatAm			

■ B2B Business ■ B2C Business

Source: Procaps
Note: (1) CAN; (2) CASAND

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Procaps at a Glance
Regional Leader with Strong Diversification by Product and Geography

Key Highlights

- **~44% of Procaps' revenue is USD-denominated**
- Leader in both Colombia and Central America, which combined represents **one of the largest pharma markets** in LatAm[1]
- Well positioned in key markets with **attractive growth prospects**

Gross Revenue by Product Line (2020)

% Sales



Diabetes Solutions
6%
DIABETRICS
OTC Products
16%
VitalCare
CDMO
29%
Softigel
US$388mm
6%
16%
29%
17%
32%
CLINICAL
Rx Drugs
49%
FARMA PROCAPS

Gross Revenue by Geography (2020)

% Sales by country of commercialization



Bolivia 3%
Ecuador 3%
CenAm S. 4%
Peru 4%
Brazil 7%
Colombia 47%
US$388mm
CenAm N. 14%
USA & Other 18%

Source: Procaps, Fitch Solutions
Note: (1) Colombia and Central America on a combined basis have approximately the same amount of pharma sales as Mexico. Fitch Solutions market reports as of 2020

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Procaps at a Glance

Foundations for Growth by a Tested Business Strategy

1

State-of-the-art Manufacturing Capabilities Providing **Innovative Delivery Technologies**

- Corporate culture focused on **innovation and R&D**
- **First FDA-approved** Rx pharmaceutical plant in South America
- **Leading global** softgel player (#1 in LatAm in terms of volume of softgel production capacity[1])
- **62% of sales are linked to Procaps' own technologies** and intellectual property

2

Proprietary Rx and OTC Product Portfolio Leveraged on Procaps' Delivery Systems

- **99% of product portfolio** is proprietary with a focus on **high-growth** therapeutic areas
- **Innovative delivery mechanisms** allow Procaps to transform Branded Generics into **differentiated products**
- **Focused on premium markets** without competing on price

3

Regional Footprint with Vertical and Horizontal Integration and Global Reach Maximize Growth Opportunities and Synergies

- **6** manufacturing facilities across the region including the **only hormonal softgel plant in Latin America**
- Products sold & distributed in **~50 markets**

4

Focus on **Organic and Inorganic Growth** with Increased Margin Expansion

- **3 successful acquisitions** throughout Latin America
- **1 brand acquired** by Procaps in the last 3 years
- **1 in-house business incubation**, Diabetrics (2015)
- Further development of **e-Health** segment

Source: Procaps, QYR Research
Note: (1) QYR Research market report as of 2020

12

Procaps at a Glance

Track Record of Strong Growth, Margin Expansion and High ROIC

Outstanding Net Revenue Growth

USD mm


14% CAGR[1]
337
329
397
9% CAGR
Including FX Impact
2019A
2020A[2]
2021E

Robust Adjusted EBITDA Growth

USD mm


16%
Organic Growth
90
20
8
(14)
105
Adj. EBITDA 2020A
Existing Portfolio
New Products
G&A
Adj. EBITDA 2021E

Strong Adjusted EBITDA[3] Evolution Expanding Profitability

USD mm *Net Revenues / Adj. EBITDA (%)*


22%
27%
26%
24% CAGR[1]
73
90
105
20% CAGR
Including FX Impact
2019A
2020A
2021E

Leading Capital Returns vs. Comps Universe Medians

Return on invested capital[4], 2020


Genomma Lab
Perrigo
Hypera
Catalent
Sun Pharma
Dr. Reddy's
Cipla
Hikma
Lupin
Novo Nordisk
Average: 16%[5]
5%
6%
12%
23%
42%
OTC Products
CDMO Business
Pharma Companies
Diabetes Solutions

Source: Capital IQ, Forbes, Bloomberg, public information from the companies and Procaps analysis

Note: (1) Constant Prices 2020 (AoP); (2) In 2020, the Company implemented a strategic plan to reduce the number of trade days by deliberately drawing down the amount billed to distributors. While sales decreased to adjust the inventory levels, the growth trend with the final consumer is trending positively; (3) Adjusted by Severance & Other Non-Recurring Items, One-Time Trade Days Stabilization Impact, Synergies & Cost Savings and COVID Expenses; (4) ROIC = ((EBIT) x (1 – eff. tax rate)) / (fixed assets + intangible assets + WK (exc. cash-like items)); (5) Market avg. excludes Procaps

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14 Table of Contents I. Procaps at a Glance II. What Makes Us a Unique Investment Case? III. Growth Strategy IV. Financials V. Transaction Overview VI. Appendix

15 What Makes Us a Unique Investment Case? Compelling Investment Case Leading Regional Pharmaceutical Player 1 with Global Reach and Highly Accomplished Management Team 1 In - House R&D Capabilities Driving Attractive Growth Opportunities 2 Leading Pharmaceutical Integral CDMO Specialized in Softgels 3 Proprietary Portfolio of Branded Rx and OTC Products 4 Positioned to Capitalize on Favorable Regional Dynamics 5 Strong History and Focus ESG Principles 6 Source: Procaps, QYR Research Note: (1) Top 3 Player Globally for Softgel Production Capacity. QYR Research market report as of 2020

16 What Makes Us a Unique Investment Case? Leading Regional Pharmaceutical Player 1 with Global Reach and Highly Accomplished Management Team 1 Source: Procaps, QYR Research Note: (1) Top 3 Player Globally for Softgel Production Capacity. QYR Research market report as of 2020

PROCAPS GROUP

Leading Regional Pharmaceutical Player with Global Reach and Highly Accomplished Management Team

Presence in 13 Countries with Product Reach Across ~50 Markets

Highlights

- **Global reach through Softgel CDMO** business with other products to follow similar internationalization
- **6 production facilities** in Colombia, Brazil and El Salvador
- **First FDA-approved** Rx pharmaceutical plant in South America
- One of the **only 5 Hormonal Softgel** plants in the world
- **Vertically and horizontally integrated** to deliver formulations at **premium prices at competitive costs**
- Average Management team **experience of ~30 years**

Geographical Footprint



Manufacturing Facilities
Commercial Offices
Sales Around the World
1 El Salvador San Salvador
2 Colombia Barranquilla
2 Colombia Bogota
1 Brazil Sao Paulo

Certified by several regulatory entities

FDA, Health Canada, MHRA, TGA Health Safety Regulation, Cofepris, ISO 14000

Source: Procaps

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18 What Makes Us a Unique Investment Case? In - House R&D Capabilities Driving Attractive Growth Opportunities 2

19 In - House R&D Capabilities Driving Attractive Growth Opportunities Clear Avenues for Growth Given a Robust Pipeline and a High Product Renewal Rate Source: Procaps Note: (1) Gross revenues of new products (products launched within the last 36 months) / total gross revenues 10+ Experienced personnel in MKTG & NBD 270+ Skilled personnel in R&D and Innovation 50+ Softgels products launched annually worldwide 600+ Products d eveloped in softgels 100+ Assertive personnel in Regulatory Affairs 15+ Average years of experience Category Granted Pending Approval Patents 34 51 Trademarks 5,335 372 Drug Registration 3,472 1,632 Robust Pipeline Strong New Development Capacity Product Renewal Ratio 1 (%) Share of Sales by Channel (%), 2020 86% B2B 52% B2C 62% 14% 19% 22% 25% 2018 2019 2020 Expected 3 - 4% R&D Annual Investment (% of Gross Revenues) High Share of Sales Linked to Procaps’ Own Technologies High Product Renewal Rate

20 In - House R&D Capabilities Driving Attractive Growth Opportunities Unparalleled Expertise and Innovation with 500+ Formulations, 50+ New Products per Year Gelatin, coated tablets, easy to swallow and impossible to counterfeit Consumers’ preferred dosage form Versatile plant based softgel (Big seller in USA, Europe and Middle East) Chewable soft capsules technology is a new solution for children and consumers who have difficulty swallowing Delivering easy nutrition with a variety of formulations in nutritional gummies The Smart Softgel for multi - dose therapies, multi - purpose products Source: Procaps Innovative delivery mechanisms allow Procaps to transform Branded Generics into differentiated products

21 In - House R&D Capabilities Driving Attractive Growth Opportunities Focus on Differentiated, Strong Margin, and High Barrier - to - entry Products Source: Procaps

22 What Makes Us a Unique Investment Case? Leading Pharmaceutical Integral CDMO Specialized in Softgels 3

Leading Pharmaceutical Integral CDMO Specialized in Softgels

A Preferred Supplier to the Global Pharmaceutical Companies

Business Model Features

- **5–10-year contracts;** ~70% of which are US$-denominated
- **Over 126 clients** in more than 32 countries; strong US presence
- **Over 639 SKUs** across ~300 product lines
- **86% of B2B sales are linked to Procaps' own technologies** and intellectual property

Selected CDMO Players[1]

EV/EBITDA 2021E Multiple
2020-2022E Net Revenue Growth / 2020 EBITDA Margin

Soft capsules comparables

Company	EV/EBITDA 2021E	Revenue Growth / EBITDA Margin
Softigel[2]	-	13% / 24%
Catalent	18.6x	17% / 24%
Patheon[3]	20.4x	5% / 18%
Siegfried	16.9x	12% / 17%
Recipharm[4]	17.0x	49% / 18%
Lonza	27.6x	-8% / 28%
Consort Medical[5]	13.7x	-8% / 15%
Cambrex[6]	16.7x	-2% / 27%

Selected Procaps Partners

Abbott | BAUSCH Health | gsk | Pfizer | BAYER | SANOFI



Source: Procaps; Capital IQ as of March 26th, 2021,
Note: (1) Data as of March 26th, 2021; (2) Softigel 2020E-2022E Revenue Growth and 2021E EBITDA Margin are based on adjusted Company projections. Softgel's EBITDA margin is an estimated considering the allocation of a % of total indirect expenses; (3) EV refers to transaction value as per announcement, Revenue growth is 1Q17 LTM, EV/EBITDA calculated as transaction value over EBITDA 1Q17 LTM, and EBITDA margin calculated with 1Q17 LTM figures; (4) EV refers to transaction value as per announcement, EV/EBITDA calculated as transaction value over 2020 Adj. EBITDA, Revenue growth is 2019-2020, and EBITDA margin calculated with 2020 figures; (5) EV refers to transaction value as per announcement, EV/EBITDA calculated as transaction value over 3Q19 LTM EBITDA, Revenue growth is 3Q19 LTM, and EBITDA margin calculated with 3Q19 LTM figures; (6) EV refers to transaction value as per announcement, EV/EBITDA calculated as transaction value over 2Q19 LTM EBITDA, Revenue growth is 2Q19 LTM, and EBITDA margin calculated with 2Q19 LTM figures

23

24 Leading Pharmaceutical Integral CDMO Specialized in Softgels Top 3 Global Player 1 with Growth and Long - standing Reputable Clients Source: Procaps; QYR Research Note: (1) Top 3 Player Globally for Softgel Production Capacity. QYR Research market report as of 2020; (2) Revenue weighted ave rage % Softigel Sales 2020 Relationship (Avg. Years) 2 Selected Clients Big Pharma 33% ~18 Regional Pharma 50% ~8 Big Supp. Players 17% ~9 Client Base of Global and Regional Blue - Chip Companies 9 10 11 11 2017 2018 2019 2020E Procaps’ Softgel production evolution (billion capsules) 7% Procaps CAGR 3% Global Production CAGR Global Market Share by Volume of Softgel Production Capacity 2019 2% 4% 4% 5% 5% 7% 23% Softgel Production is 2x Global Production Rate Top 3 Player Globally for Softgel Production Capacity 3 rd

25 What Makes Us a Unique Investment Case? Proprietary Portfolio of Branded Rx and OTC Products 4

26 Proprietary Portfolio of Branded Rx and OTC Products Robust Proprietary Portfolio with Strong Growth Rates Source: Procaps, IMS, Close - Up Note: (1) Pharma retail sales (excluding infant milk). IMS, Close - up market reports as of November 2020 99% of product portfolio is proprietary SPL Selected Therapeutic Areas Feminine Care Pain Relief Skin Care Vision Care Digestive Health CNS Growth & Development Respiratory Cardiology Blood Clots Antibiotics Oncology Personal Protective Equipment (PPE) Immunosuppressants Analgesics Gastro - intestinal Cough & Cold Urological Skin Care Analgesics VMS Diabetes Solutions Portfolio of Brands Leveraging Procaps’ Innovative Softgel Technologies End - user product demand End - user product demand 5% 10% 2% 16% 20% 12% 2018 2019 2020 Market Procaps 5% 4% 4% 7% 11% 7% 2018 2019 2020 Market Procaps Portfolio Growth Benchmark 1 (Region) Portfolio Growth Benchmark 1 (Colombia) Rx Drugs Diabetes Solutions OTC Products B2C

27 What Makes Us a Unique Investment Case? Positioned to Capitalize on Favorable Regional Dynamics 5

28 Positioned to Capitalize on Favorable Regional Dynamics “ Right Place, Right Time” LatAm’s pharma sales expected to outperform global growth… …healthcare expenditure expected to reach a 7% CAGR from 2020 – 2022… …LatAm’s aging population will increase boosting demand for pharma 41% 31% 22% 16% 55% 63% 68% 63% 4% 6% 10% 21% 1975 2000 2025E 2050E 3% 3% 5% 6% Global Latin America 5% 3% 7% 7% Global Latin America CAGR 2016 – 2019 CAGR 2020E – 2022E CAGR 2016 – 2019 CAGR 2020E – 2022E 15 - 64 years 0 - 14 years 65+ years Population by Age (1975 – 2050E) Historical & Expected CAGR by Region (%) Historical & Expected CAGR by Region (%) Pharma Sales Healthcare Expenditure Aging Population in LatAm Source: Fitch Pharmaceuticals & Healthcare Report 2020, BMI 2019 and UN Department of Economics and Social Affairs +100 bps +60 bps

29 What Makes Us a Unique Investment Case? 6 Strong History and Focus on ESG Principles

Strong History and Focus on ESG Principles

Resource Saving Polices, Social Programs & Governance are Important to Us

Environmental

Resource Saving Policies

- Production policies focused on **rational use of raw material**

Process Optimization 7 Plants



- **Green culture** committed to innovating startup projects and **improvemen**t of the existing capacities

Environmental Campaigns

International Environmental Standards

Social

HR and Social Programs

- **Corporate social management policy and robust training program**, creating a harmonious environment

5,000+ Employees

Campus virtual

- Management and execution of **sustainable projects and programs** that contribute to social development in the Caribbean region

126,000+ Children and teenagers
3,740+ Expectant mothers
5,500+ Elderly population
179,000+ Health Days

FUNDACIÓN PROCAPS
Alimentamos Sueños...

- Corporate volunteers **actively participate in social work** through contribution of resources, time and knowledge

2,300+ Volunteers

Voluntariado PROCAPS

Governance

Corporate Policies

IFC

- Corporate governance that leads efforts towards **strategic objectives, monitoring integrity, transparency and internal processes** carried out by the Corporation

'Egosto' Campaign

3,250+ trained employees
120+ training sessions
60+ internal communications

PNS Ethics Line

Outsourced line aimed at **attending inquires** about behaviors that go against the Corporate values

Source: Procaps

30

31 Table of Contents I. Procaps at a Glance II. What Makes Us a Unique Investment Case? III. Growth Strategy IV. Financials V. Transaction Overview VI. Appendix

32 Growth Strategy Latin American Pharmaceutical Company with Large Growth Potential Growth Initiatives Growth from Existing Portfolio and Entrance into New Therapeutic Areas Products with significant growth potential ▪ Accelerate the current e - Health platform Internationalization of Existing Portfolio On - going efforts to expand footprint of successful products outside of Colombia Development of New, Innovative Pharma Solutions Reliable & recognized track record on the development of new delivery technologies Inorganic Growth Potential acquisitions constantly being evaluated across LatAm ▪ Looking for telehealth and digital health opportunities Agile business model to identify and maximize growth and time - to - market through the following pillars: 4 Growth Opportunities 1 2 Inorganic Growth: M&A Strategy Organic Growth: B2B & B2C Segments Organic Growth Inorganic Growth Source: Procaps

33 Organic Growth: B2B & B2C Segments Clear Strategy to Propel Strong Organic Growth in a Diversified Portfolio 1 B2B Segment ▪ Increase market share with current multinational clients ▪ Capture new customers ▪ Commercialization of new proprietary formulations ▪ Develop new patented technologies B2C Segment ▪ Growth from existing portfolio ▪ New products on current therapeutic areas ▪ Roll - out of successful products in Colombia to other countries ▪ Enter new therapeutic areas ▪ Expansion into new markets Number of Products 2021E – 2023E Sales Forecast from New Product Launches 1 (USD mm) 2021E 2022E 2023E 52 402 51 90 28 Source: Procaps Note: (1) Products launched within the last 36 months 44.0 50.6 57.2 23.7 34.6 49.0 10.9 8.5 6.3 6.8 9.4 11.8 6.1 8.1 9.5 New Product Launches Main Avenues of Growth B2C Rx Drugs B2B CDMO Services Diabetes Solutions OTC Products

1

Organic Growth: e-Health Platform

We understand the future importance of e-Health in LatAm and want to accelerate its growth within Procaps

Zutrics App

- **Digital health platform** that helps patients/doctors/insurers to manage **chronic diseases**
- **Already operational for Diabetrics** and upcoming migration to **other chronic diseases in 4Q21**
- **Collects information from wearable devices**
  - Glucometer for diabetes and Smartwatch for other chronic diseases
- **50k expected downloads in 2021** and **200k+ in 2023** (Diabetrics, Colombia)
  - **Additional exponential growth** coming from migration to **other chronic diseases** and **countries**
- Launch of **e-shop platform, services at demand, premium services subscription** (monthly fee)
- Direct medical prescriptions to **e-pharmacy** for home delivery


PROCAPS

Patient
Uploads live information through digital channels

Doctor
Remote monitoring and direct prescription through Zutrics App

Insurers
Preventive healthcare initiatives from demographic information

Commercial Partner
Sale and distribution of Procaps products




GlucoQuick
Zutrics

Source: Procaps

34

2 Inorganic Growth: M&A

Established M&A Platform with Proven Track Record

Successfully Demonstrated in-house M&A Consolidation

Company / Brand	Country	Year	EBITDA Increase[1]
Eye-zul	Colombia	2017	~63%
Biokemical	El Salvador	2016	~106%
Laboratorios López ¡Comprometidos con la Vida!	El Salvador	2014	
RymcoMedical Single-Use Innovative Solutions	Colombia	2015	~356%

Key Highlights

Attributes of historic M&A Targets

- LatAm-focused targets with **high-growth potential**
- Business lines centered on **high-growth therapeutic areas**
- Holders of **proprietary pharma products**

Selected Case Studies

Laboratorios Lopez

- Top manufacturer with a solid **OTC and Rx basis**
- **Commercial synergy** with Procaps
- **High margins** of its premium portfolio of Rx drugs
- Potential expansion of the **OTC portfolio** to neighboring countries

Biokemical

- Strong **OTC brands based on softgels**
- Increasing margins **by at least 20 bps**

Source: Procaps
Note: (1) Calculated as the EBITDA increase between the acquisition year and 2021 estimated figures

35

36 Inorganic Growth: M&A Pillars Behind Procaps’ M&A Strategy 2 Source: Procaps Why is now the time to execute? ▪ Big Pharma in developed countries is already consolidated ▪ Emerging pharma markets are fragmented (many targets are now managed by 2 nd and 3 rd generation family members) ▪ Greenfield pharma projects in big emerging markets are slow and expensive How do we create value? ▪ Accretive acquisitions ▪ Synergies through innovation and economies of scale ▪ Lower the cost of capital through diversification both geographically and by business units ▪ Sector expertise and technical knowledge ▪ Respect targeted cultures How to fund this strategy? ▪ Access to capital markets

37 Inorganic Growth: M&A Regional Strategy 2 Source: Procaps Pharma Targets CDMO Targets Geographical Focus ▪ Pharma targets in Mexico, CenAm and the Andean Region ▪ CDMO targets in Mexico and Brazil Key Development Areas ▪ Telehealth and digital health ▪ Expand ophthalmic products line and other select therapeutic areas ▪ Novel and orphan drug portfolios Consolidation Strategy ▪ Roll - up strategy of mid - sized companies in the region ▪ Potentially transformational merger with a player in emerging markets, defined broadly – Innovative delivery mechanisms allow Procaps to transform branded generics into differentiated products

38 Table of Contents I. Procaps at a Glance II. What Makes Us a Unique Investment Case? III. Growth Strategy IV. Financials V. Transaction Overview VI. Appendix

39 Financials Key Financial Highlights Robust top - line growth with forecasted net revenue growth of 21% in 2021E ■ Driven by strategic new product launches, new market entry and market share gains Strong Adj. EBITDA margin expansion, from 22% in 2019A to 26% by 2021E ■ Decisive actions taken to manage gross margins and raw material spend ■ Benefiting from fixed cost leverage of higher revenue on indirect SG&A expenses Strong cash flow generation ■ Adj. EBITDA to free cash flow conversion of ~50% over the forecast period Conservative balance sheet ■ Net Debt / Adj. EBITDA 2020: ~2x ( post transaction proforma Net Debt / Adj. EBITDA : ~0x )

40 Table of Contents I. Procaps at a Glance II. What Makes Us a Unique Investment Case? III. Growth Strategy IV. Financials V. Transaction Overview VI. Appendix

41 Procaps Fits Perfectly with UAC II’s Targeted Acquisition Profile Strong Sponsor with Proven Track Record ▪ Uruguayan businessman and entrepreneur, Founder and Executive Chairman of Union Group, a company that started as a blueberry farming business, branched into additional crops, and today is a diversified investment firm ▪ Former Uruguayan Presidential Candidate ▪ Deep expertise in the cannabis space, and experience bringing high growth cannabis businesses public Successfully completed IPOs for Union Agriculture Group in 2011 , and ICC Labs Inc . in 2018 ▪ Owner of Sunderland A . F . C and Director at Charlotte’s Web Juan Sartori Chairman, Co - Founder Federico Trucco Senior Advisory Board ▪ CEO and Director, Bioceres Crop Solutions, a fully - integrated global provider of advanced biotechnologies enabling carbon neutral agriculture ▪ Former CEO and Head of Dev at Indear, Bioceres’ services provider for product and tech development for biotech platforms ▪ PhD, Crop Sciences and CBA, University of Illinois Larry Bodner Senior Advisory Board ▪ CEO of Bulletproof 360 and Co Founder of Sovos Brands ▪ Independent Director of Hostess Brands (NYSE : TWNK) ▪ Senior Advisor, Advent Int’l ( 16 ’ - 17 ’) ▪ Board of Hearthside Foods ( 15 ’ - 18 ’) ▪ Former EVP, CFO, and Treasurer, Big Heart Pet Brands (formerly : Del Monte Foods) ( 11 ’ - 15 ’) (NYSE : SJM FDP) ▪ Former Finance Director, Global Cons . Prod . Division at Disney ▪ Former Group Finance Manager at P&G Tarkan Gurkan Senior Advisory Board ▪ Head of Global M&A at PepsiCo ( 2010 - Current) 100 + transactions ▪ Former Head of Corp . Dev . at Campbell’s and Nabisco ▪ Former SVP, I Banking, Global CRG at Lehman Brothers ▪ Director of Boxed . com and Beyond Meat JV Strategic Advisors Directors and Officers ▪ Founder of Union Acquisition Group ▪ CEO and Director of Union Acquisition Corp . II ▪ 14 years of experience in direct equity and debt private markets principal investing, capital raising, and IBD ▪ Former CEO and Director of UAC I until merger with Bioceres Crop Solutions ; Current Member of Audit, Compensation and Nominating and Gov . Committees ▪ Former Partner at Exos Technology Financial Partners ▪ Former Part . at Atlantic Pacific and VP at Sagent Advisors ▪ B . S . in Business Administration from American University Kyle Bransfield CEO, Co - Founder ▪ COO and Director of UAC II ▪ Managing Principal at Blue Moose ▪ Former Director of UAC I from 2017 from inception until merger with Bioceres ▪ Former Partner at PTW Capital and VP Finance at Bacardi ▪ Experience in investment banking and private equity, including working at Morgan Stanley, J . W . Childs Associates, Stone Tower Equity Partners and Centerview ▪ BA in Economics from Yale and an MBA from Harvard Dan Fink COO ▪ Director, and served the same role for UAC I ▪ Independent Director of Conyers Acquisition Corp II ▪ Chief of Staff, C&S Grocers ( 14 ’ - 19 ’) ▪ CFO Bacardi ( 12 ’ - 14 ’) ; ▪ Operating Partner at Centerview Capital ( 07 ’ - 12 ’) ▪ CFO, Gillette ( 05 ’ - 07 ’) (NYSE : PG) ▪ Former executive roles at Nabisco and Kraft ▪ Former Chairman at Richelieu Foods and former Director of Warehouse Technologies and Welch’s Grape Joseph Schena Director ▪ Director, and served the same role for UAC I ▪ Investing experience, primarily focused on oil & gas and real estate ▪ Haddock Enterprises, CEO & Founder ▪ Meritage Homes Corp, Director ▪ Crescent Real Estate, CEO & COO ▪ ENSCO PLC, Director ▪ Baylor University, B . A . & J . D . ▪ Dallas Baptist University, M . B . A . Gerald Haddock Director

42 Procaps Fits Perfectly with UAC II’s Targeted Acquisition Profile UAC II is a US$200 mm NASDAQ SPAC Focused on LatAm Economy Targeting minimum $1BN+ EV $1BN+ EV Capabilities accelerated by Union to capture growth opportunities 43 - year History with Excellent Reputation and Blue - Chip Investors (IFC & Alejandro W.) Adj. EBITDA 1 17% CAGR ’20A – ‘22E Focus on large, growing, and well understood sectors Targeting businesses with attractive future growth profile Seeking to partner with best - in - class management team Focusing on companies with public - ready infrastructure and systems Procaps UAC II Investment Criteria Fast Growing Healthcare Sector Note: (1) Adjusted by Severance & Other Non - Recurring Items, One - Time Trade Days Stabilization Impact, Synergies & Cost Savings and COVID Expenses

Transaction Overview

Transaction Structure

Highlights

- Transaction value at 10.75x EV/2021E Adj. EBITDA, implying US$ 1,125 mm. Adjusted EBITDA[1] of $105mm
  - Paid to Procaps by the Surviving Company by issuance of 114.4 mm ordinary shares of the Surviving Company (which would each be valued at $10.00 per share)
  - Incentives aligned giving current Procaps shareholders up to an additional 10.5mm restricted shares on a pro-rata basis (50% of which will vest at a PPS of $12.50 and 50% at a PPS of $13.00)
  - Union will forgo 5.75m warrants, with the ability to recoup half based on the Procaps Restricted Shares' vesting schedule, and which will not be on more favorable terms than those that apply to the public warrants
- Union cash, net of fees and any redemptions, will be available to the surviving company and used for:
  - Cash in the company to facilitate:
    - Organic growth (capex for capacity expansion, plant improvements, working capital investments, e-Health platform improvements, R&D investments)
    - Inorganic growth via accretive acquisitions
  - Secondary sale to the IFC
- Transaction expected to close in early 3Q21; Union's shares to remain listed on the NASDAQ

Transaction Structure

Pro-forma Valuation ($ in millions, except per share values)	300 mm Proceeds
UAC illustrative share price	$10.00
Pro-forma shares outstanding (mm)	114.4[2]
Total equity value	**$1,144**
(+) Debt	196
(-) Cash Outlay for Growth Plan	(215)
Pro-forma enterprise value	**$1,125**

Pro-forma Enterprise Value / PF Adj. EBITDA	
2021E Adj. EBITDA[1]	**10.75x**
2022E Adj. EBITDA[1]	9.1x
2023E Adj. EBITDA[1]	7.7x

Illustrative Pro-forma Ownership[3]


3%
9%
17%
71%
Existing Shareholders
UAC II Shareholders
PIPE Investors
UAC II Sponsor

Sources & Uses
(in millions)

Sources		Uses	
SPAC Cash-in-Trust[4]	200	Cash to Balance Sheet	215
Common Equity PIPE	100	Secondary Sale	60
		Transaction Fees & Expenses	25
Total Sources	**300**	**Total Uses**	**300**

Source: Procaps
Note: (1) Adjusted by Severance & Other Non-Recurring Items, One-Time Trade Days Stabilization Impact, Synergies & Cost Savings and COVID Expenses; (2) Pro forma share count includes 20.0mm public common shares, 3.75mm sponsor shares, 10.0mm shares from PIPE, and 80.7mm shares issued to Procaps existing shareholders, (3) Pro forma ownership table excludes impact of all out-of-the-money warrants; (4) Cash-in-trust assumes no redemptions in connection with business combination. Actual results in connection with the business combination may differ

43

44 10.75x 14.6x Weighted SOTP 10.75x 18.6x 6.9x CDMO Business Implied Multiple for B2C Segment Valuation Benchmarking SOTP Comps Analysis Indicates Attractive Entry Valuation Revenue CAGR ’19A - ’21E 14% +1% 13% ’20A - ’22E 16% +5% 11% EBITDA CAGR ’19A - ’21E 24% +3% 21% ’20A - ’22E 17% +1% 16% EBITDA Margin ’21E 26% +1% 25% Difference 3 EV / EBITDA 2021E EV / EBITDA 2021E Key Highlights ▪ Procaps does not have a direct comparable company ▪ When comparing comps by SPL, Procaps’ valuation represent an attractive discount Source: CapitalIQ as of March 26th, 2021 Note: (1) Does not include: i ) Recipharm which was acquired in march 2021 at 17.0x EV / EBITDA and ii) Patheon which was acquired in 2017 at 20.5x EV / EBITDA; (2) Procaps’ CAGRs and EBITDA margin figures are in constant Prices 2020 (AoP); (3) Calculated as a weighted avg. of Procaps’ contribution profit mix structure and the medians of its comp. companies for each S PL 2 1 ▪ Catalent CDMO - 33% ▪ Sun Pharma ▪ Dr. Reddy’s ▪ Cipla ▪ Lupin Pharma – 30% ▪ Genomma Lab ▪ Perrigo ▪ Hypera Vital Care - 16% ▪ Hikma Clinical – 17% ▪ Novo Nordisk Diabetrics – 4% CDMO – 100% ▪ Catalent

45 $1,504 $1,880 - 1,950 $100 $200 - 250 $75 - 100 Existing Business Public Company Savings Potential Acqusition 1 (2022E) Potential Acqusition 2 (2023E) Potential Value Future Upside Key Assumptions WACC (US$) 11% Terminal Growth 4% Assumes first acquisition in 2022E and second acquisition in 2023E, contributing $20 - 40mm on a combined basis Acquisitions pipeline according to Company’s track record of multiples paid and consistent with net cash position Base date 6/30/2021 Share Price Enterprise Value (US$ mm) ~$14.50 - ~$14.97 ~$12.49 Fully Diluted Shares and Enterprise Value Assuming No M&A Share Price $10.00 $12.00 $14.00 $16.00 Fully Diluted Shares 3 114.4 115.3 130.3 132.7 Equity Value $1,144 $1,383 $1,824 $2,123 Enterprise Value $1,125 $1,364 $1,805 $2,104 EV / EBITDA 2021E 10.8x 13.0x 17.2x 20.1x EV / EBITDA 2022E 9.1x 11.1x 14.6x 17.1x EV / EBITDA 2023E 7.7x 9.3x 12.3x 14.4x 2 Notes: (1) Includes funding cost optimization with the access to DCM, overdraft cost savings, factoring savings, financial di sco unts to clients; (2) For the calculation of implied share prices, analysis assumes the midpoint of total EBITDA contribution range of $20 - 40mm; (3) Analysis includes 20.5mm warrants outstanding, with a strike price of $11.50 pe r share and 10.5mm Restricted Shares to Procaps (1/2 received at $12.50 and $13.00, respectively) Transaction Overview Significant Intrinsic Value Upside Potential 1

46 Board of Directors ■ 7 - member board o Ruben Minski as Chairman o Jose Minski o Alejandro Weinstein with enhanced M&A responsibilities o 2 Directors from UAC II o 2 value added members Transaction Overview Key Public Market Changes in Connection with the Transaction Stock Ownership Plan ■ Align management team with public markets via equity compensation Human Capital Policies ■ Employee independence and succession planning will be key initiatives Capital Optimization ■ Board will focus on optimizing resource management and capital structure ■ Over US$ 10 mm of immediate financial synergies as a result of the transaction 1 Notes: (1) Funding cost optimization with the access to DCM, overdraft cost savings, factoring savings, financial discounts t o c lients

47 Leading Regional Pharmaceutical Player 1 with Global Reach and Highly Accomplished Management Team 1 In - House R&D Capabilities Driving Attractive Growth Opportunities 2 Leading Pharmaceutical Integral CDMO Specialized in Softgels 3 Proprietary Portfolio of Branded Rx and OTC Products 4 Positioned to Capitalize on Favorable Regional Dynamics 5 Strong History and Focus ESG Principles 6 Source: Procaps, QYR Research Note: (1) Top 3 Player Globally for Softgel Production Capacity. QYR Research market report as of 2020 Closing Procaps Group Investment Summary

48 Thank You Procaps Group Investor Contact: Chris Tyson/Doug Hobbs SPAC Alpha IR+ (949) 491 - 8235 LATN@mzgroup.us Union Acquisition Corp. ll Contact: Kyle P. Bransfield Chief Executive Officer Union Acquisition Corp. II (305) 306 - 2522

49 Table of Contents I. Procaps at a Glance II. What Makes Us a Unique Investment Case? III. Growth Strategy IV. Financials V. Transaction Overview VI. Appendix

50 Financials Year - over - Year Adjusted EBITDA Bridges (exc. M&A) USD mm Note: New products are products have been launched in the past 36 months Split Between Existing and New Products Detail by Business Segment USD mm 90 105 123 20 8 (14) 15 7 (4) 2020A Existing Portfolio New Products G&A 2021E Existing Portfolio New Products G&A 2022E Future M&A 90 105 123 3 17 4 4 (14) 6 9 3 5 (4) 2020A Existing Portfolio (B2B) Existing Portfolio (B2C) New Products (B2B) New Products (B2C) G&A 2021E Existing Portfolio (B2B) Existing Portfolio (B2C) New Products (B2B) New Products (B2C) G&A 2022E Future M&A Rx: 70% OTC: 20 % Diabetrics: 10% Rx: 80% OTC: 8% Diabetrics: 12%

Financials

Income Statement

Income Statement (USD mm)	2018A	2019A	2020E	2021E	2022E	2023E	CAGR '20E- '22E	CAGR '20E- '23E
Gross Revenue	$417	$413	$388	$436	$487	$545	12%	12%
Net Revenue	344	337	329	397	445	499	16%	15%
Cost of Revenue	(131)	(127)	(126)	(146)	(164)	(184)	14%	13%
Gross Profit	**$213**	**$210**	**$203**	**$251**	**$282**	**$316**	**18%**	**16%**
Direct Expenses	($103)	($95)	($77)	($97)	($105)	($113)	17%	14%
Indirect Expenses	(50)	(49)	(44)	(54)	(54)	(56)	11%	8%
Pro Forma EBITDA	60	66	82	100	123	146	22%	21%
Memo: Adjusted EBITDA [1]	**$66**	**$73**	**$90**	**$105**	**$123**	**$146**	***17%***	***17%***
Provisions	($15)	($6)	($8)	($6)	($6)	($6)	(13%)	(9%)
D&A	(14)	(15)	(16)	(16)	(20)	(20)	10%	6%
EBIT	**$30**	**$45**	**$58**	**$78**	**$97**	**$120**	**30%**	**28%**
Interest Expense	--	--	($17)	($17)	($15)	($11)	(6%)	(13%)
Other Financial Costs	(28)	(29)	(10)	(10)	(7)	(4)	(15%)	(25%)
FX Adjustments	(8)	(2)	(6)	(5)	--	--	--	--
Other Non-Operational	(22)	(5)	(3)	(5)	--	--	--	--
Income (Loss) Before Taxes	**($28)**	**$9**	**$22**	**$42**	**$75**	**$105**	**84%**	**68%**
Income Tax (Expense) / Benefit	($12)	($6)	($6)	($19)	($23)	($32)	95%	74%
Net Income (Loss)	**($39)**	**$3**	**$16**	**$22**	**$53**	**$74**	**80%**	**65%**

Source: Procaps

Note: (1) Adjusted by Severance & Other Non-Recurring Items, One-Time Trade Days Stabilization Impact, Synergies & Cost Savings, COVID Expenses, VAT Exemption, and Expenses Related to Discontinued Businesses

51

Financials

Balance Sheet

Balance Sheet (USD mm)	2018A	2019A	2020E	2021E	2022E	2023E
Current Assets						
Cash and Equivalents	$3	$2	$4	$251	$230	$263
Accounts Receivable	114	117	119	136	152	170
Current Tax Assets	6	7	8	10	11	12
Other Current Assets	0	0	0	0	0	0
Inventory	64	63	63	66	68	72
Total Current Assets	**$187**	**$188**	**$194**	**$463**	**$461**	**$518**
Non Current Assets						
PP&E	$108	$112	$110	$115	$111	$108
Goodw ill	7	7	7	7	7	7
Other Financial Assets	2	1	1	1	1	1
Other Intangible Assets	25	28	30	33	34	35
Equity Investments	1	1	2	2	2	2
Deferred Tax Assets	9	12	11	13	14	16
Other Non-Current Assets	2	3	5	4	4	5
Total Non Current Assets	**$154**	**$166**	**$166**	**$174**	**$173**	**$174**
Total Assets	**$341**	**$354**	**$360**	**$637**	**$635**	**$691**
Current Liabilities						
Accounts Payable	$138	$146	$139	$156	$172	$191
Current Tax Liabilities	8	8	9	10	11	12
Other Current Liabilities	0	--	--	--	--	--
Current Liabilities	**$145**	**$154**	**$148**	**$166**	**$183**	**$203**
Non Current Liabilities						
Financial Debt	$198	$198	$200	$220	$147	$109
Retirement Benefit Liabilities	1	2	1	1	1	1
Deferred Tax Liabilities	1	2	3	2	3	3
Other Non-Current Liabilities	5	5	3	5	6	7
Non Current Liabilities	**$206**	**$206**	**$207**	**$229**	**$157**	**$120**
Total Liabilities	**$351**	**$360**	**$355**	**$395**	**$340**	**$323**
Total Equity	**($10)**	**($6)**	**$5**	**$242**	**$295**	**$368**
Total Liabilities and Equity	**$341**	**$354**	**$360**	**$637**	**$635**	**$691**

52

Source: Procaps

Financials

Historical Cash Flow Statement

Cash Flow Statement (USD mm)	2018A	2019A	2020E
Net Income	($39)	$3	$16
Adjustments:			
Depreciation	$9	$10	$10
Amortization of Intangibles	5	5	6
Income Tax Expense	12	6	6
Financial Costs	25	27	27
Bad Debt Expense	1	3	1
Provisions (AR/Inventory)	11	3	8
Equity Method Investments	0	0	--
Disposal of PPE	0	(0)	--
Total	**$24**	**$58**	**$73**
Change in Other Assets & Liabilities:			
Bad Debt	($5)	($5)	$5
Inventory	(12)	(2)	(6)
Other Assets	(1)	(1)	(0)
Accounts Payable	9	13	(1)
Taxes, Liens and Fees	3	(3)	(0)
Estimated Labor and Other Liabilities	(4)	0	(3)
Cash Provided by Operating Activities	**$13**	**$60**	**$69**
Interest Expense	($26)	($27)	($26)
Taxes Paid on Gains	(9)	(6)	(15)
Net Cash Flow per Operating Activities Plus Interest and Tax Paid:	**($23)**	**$27**	**$28**
Cash from Investing Activities:			
Purchase of PP&E(1)	($14)	($11)	($6)
Sale of PP&E	--	0	0
Sale of Intangibles	1	0	--
Purchase of Intangibles(2)	(10)	(8)	(10)
Cash Used in Investing Activities:	**($23)**	**($19)**	**($16)**
Cash Flows from Financing Activities:			
Funds Received from Financial Obligations	$113	$90	$90
Payments of Financial Obligations	(123)	(95)	(92)
Non-Controlling Interests	0	0	0
Economic Interests	13	(5)	(7)
Capitalizations	39	--	0
Net Cash (Used) / Provided by Financing Activities	**$42**	**($9)**	**($9)**
Net Increase / (Increase) in Cash and Cash Equivalents	($4)	($1)	$2
Cash and Cash Equivalents at Beginning of Period	7	3	2
Cash and Cash Equivalents at End of Period	**$3**	**$2**	**$4**

Source: Procaps

Note: (1) Projected capex (21E'-23E') is $14.3mm, $8.3mm, and $8.3mm, respectively; (2) Projected purchase of intangibles (21E'-23E') is $8.7mm, $9.0mm, and $9.2mm, respectively

53

54 2020 2021 Annual Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2021 2022 Net Revenue $59 $77 $84 $110 $70 $94 $106 $127 $329 $397 % YoY Growth 18% 23% 26% 16% (2%) 21% Adjusted EBITDA (1) $5 $22 $27 $37 $6 $26 $32 $41 $90 $105 % YoY Growth 16% 21% 19% 10% 24% 16% % Margin 8% 28% 32% 34% 8% 28% 30% 32% 27% 26% (USD mm) Financials Quarterly Revenue and Adjusted EBITDA Figures Source: Procaps Note: (1) Adjusted by Severance & Other Non - Recurring Items, One - Time Trade Days Stabilization Impact, Synergies & Cost Savings, COVID Expenses, VAT Exemption, and Expenses Related to Discontinued Businesses; (2) Revised forecast includes updated actual sales from January and February of 2021. The company is expected to exceed its previous budg et forecast for Q1 2021 Quarterly Performance (2020) and Budget (2021) Q1 2021 Net Revenue Performance vs. Budget Actual Old Budget Revised Budget 2 Q1 2020 Q1 2021 Q1 2021 Net Revenue $59 $70 $78 % YoY Growth 18% 32% Difference +$8 (USD mm)

Valuation Perspectives

Trading Comparable Companies

Company	Market Cap. US$ mm	ADTV US$ mm	EBITDA Margin 21E	CAGR Revenues (LC)		CAGR EBITDA (LC)		EV / Revenues			EV / EBITDA		
				19A-21E	20A-22E	19A-21E	20A-22E	2020A	2021E	2022E	2020A	2021E	2022E
CDMO													
Catalent, Inc.	17,584	128	25%	24%	17%	36%	22%	7.3x	4.9x	4.5x	33.1x	18.6x	16.7x
Pharma													
Sun Pharma	19,412	68	25%	8%	7%	15%	13%	4.4x	3.8x	3.5x	21.3x	15.3x	13.8x
Dr. Reddy's	10,072	3	24%	11%	13%	19%	22%	5.1x	3.5x	3.1x	21.0x	14.4x	12.1x
Cipla Limited	8,750	57	23%	9%	11%	21%	20%	3.8x	3.0x	2.8x	18.3x	13.2x	11.7x
Lupin Limited	6,122	2	17%	2%	5%	1%	18%	2.5x	2.6x	2.3x	15.4x	13.7x	11.5x
Median	**9,411**	**30**	**24%**	**9%**	**9%**	**17%**	**19%**	**4.1x**	**3.3x**	**3.0x**	**19.7x**	**14.1x**	**11.9x**
Vital Care													
Perrigo Company	5,611	56	16%	-7%	-8%	-8%	-11%	1.9x	2.1x	2.0x	10.0x	12.8x	12.0x
Genomma Lab	1,028	2	22%	8%	7%	14%	14%	1.9x	1.7x	1.6x	9.4x	8.0x	6.9x
Hypera S.A.	3,587	20	34%	32%	24%	27%	26%	6.8x	3.7x	3.4x	37.0x	11.1x	9.8x
Median	**3,587**	**20**	**22%**	**8%**	**7%**	**14%**	**14%**	**1.9x**	**2.1x**	**2.0x**	**10.0x**	**11.1x**	**9.8x**
Clinical Specialties													
Hikma	7,063	18	29%	6%	7%	10%	7%	3.7x	3.1x	2.9x	13.7x	10.8x	9.9x
Diabetrics													
Novo Nordisk A/S	155,028	169	47%	4%	6%	4%	6%	7.9x	7.3x	6.8x	16.7x	15.8x	14.4x
Blended Multiples Build-up													
Blended 1 – % of Contribution Profit													
CDMO – 33%			25%	24%	17%	36%	22%	7.3x	4.9x	4.5x	33.1x	18.6x	16.7x
Pharma – 30%			24%	9%	9%	17%	19%	4.1x	3.3x	3.0x	19.7x	14.1x	11.9x
Vital Care – 16%			22%	8%	7%	14%	14%	1.9x	2.1x	2.0x	10.0x	11.1x	9.8x
Clinical Specialties – 17%			29%	6%	7%	10%	7%	3.7x	3.1x	2.9x	13.7x	10.8x	9.9x
Diabetrics – 4%			47%	4%	6%	4%	6%	7.9x	7.3x	6.8x	16.7x	15.8x	14.4x
Median			**25%**	**13%**	**11%**	**21%**	**16%**	**4.9x**	**3.7x**	**3.4x**	**21.4x**	**14.6x**	**12.9x**

Source: CapitalIQ as of March 26th, 2021

55

56 Transaction Overview PIPE Transaction Term Sheet Issuer ▪ Union Acquisition Corp. II (“Union” or “UAC II”) Security ▪ Ordinary Shares Listing ▪ NASDAQ / (Ticker LATN) Aggregate Amount ▪ US$ 100 mm Price ▪ US$ 10 per share Structure ▪ Private Placement pursuant to Section 4(a)(2), to close concurrently with the business combination Use of Proceeds ▪ Organic growth, consummate accretive acquisitions and a secondary component to the IFC Key Conditions to Commitment ▪ Completion of confirmatory due diligence Timing of Funding ▪ Investor will deposit funds in an escrow three (3) business days prior to the closing of the acquisition of Procaps (the “Clo sin g”) with funds to be released upon the Closing Registration Statement ▪ Union will file, within 60 calendar days after the Closing, a registration statement to register the Ordinary Shares issued i n t he transaction and will use commercially reasonable efforts to have such registration declared effective Confidentiality ▪ Investor agrees to keep the existence and contents of this term sheet confidential in accordance with the previously executed Co nfidentiality Agreement between Union and Investor Governing Law ▪ This Term Sheet and any disputes relating hereto will be governed by the laws of the State of Delaware Binding Effect ▪ Except for the section “Confidentiality,” which is intended to be legally binding, this Term Sheet is not, and is not intende d t o be, a binding agreement between the parties and no party shall have any liability to the other party if such party fails to execute definit ive agreements for any reason